UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013 (March 6, 2013)

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2013, KAR Auction Services, Inc. (the “Company”) priced an underwritten public offering (the “Offering”) of 13,000,000 shares (the “Firm Shares”) of its common stock, par value $0.01 per share (“Common Stock”), at $19.25 per share, pursuant to an underwriting agreement (the “Underwriting Agreement”), dated March 6, 2013, among the Company, KAR Holdings II, LLC (“KAR LLC”) and Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”). KAR LLC granted the Underwriters a 30-day option to purchase up to 1,950,000 additional shares of Common Stock (together with the Firm Shares, the “Shares”), which was exercised in full on March 8, 2013. The Shares will be sold by KAR LLC to the Underwriters at a price of $18.48 per share. The Company will not receive any proceeds from the sale of the Shares. Subject to customary closing conditions, the Offering is expected to close on March 12, 2013.

Following the closing of the Offering, affiliates of Goldman, Sachs & Co., one of the Underwriters, will beneficially own through their investment in KAR LLC approximately 14.2% of the Company’s Common Stock. Pursuant to a director designation agreement of KAR LLC, such affiliates have the right to designate a specified number of individuals to serve on the board of directors of KAR LLC. In the ordinary course of business, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

See the “Certain Related Party Relationships” section of the proxy statement for the Company’s annual meeting of stockholders held on May 17, 2012, which was filed with the Securities and Exchange Commission (the “Commission”) on April 13, 2012, for a description of the director designation agreement and other material relationships between the Company and KAR LLC and its affiliates.

The offering of the Shares is being made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-174038) filed with the Commission and the related prospectus supplement and accompanying prospectus. The above description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On March 4, 2013, the Company delivered to the holders of its Floating Rate Senior Notes due 2014 (the “Notes”) a notice of conditional redemption (the “Notice of Conditional Redemption”), notifying such holders of the Company’s intent, subject to the satisfaction of the Financing Condition described below and in accordance with the indenture governing the Notes (as supplemented to date, the “Indenture”), to redeem on April 3, 2013 (the “Redemption Date”) all of the outstanding aggregate principal amount of the Notes at a redemption price of 100.000% of the outstanding aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (the “Redemption Price”).

The redemption of the Notes and the payment of the Redemption Price on the Redemption Date are conditioned upon the amendment of the Company’s credit agreement, dated as of May 19, 2011 and as thereafter amended, in order for the Company to obtain additional term loan commitments, upon the terms and conditions set forth in such amendment (the “Financing Condition”). In the Company’s sole discretion, the Redemption Date may be delayed until such time as the Financing Condition has been satisfied to the extent permitted by the Indenture. The redemption of the Notes may not occur and the Notice of Conditional Redemption may be rescinded in the event that the Financing Condition has not been satisfied by the Redemption Date.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts (including, but not limited to, expectations regarding the credit agreement amendment) may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,”

“believes,” “seeks,” “estimates,” “contemplates” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those matters disclosed in the Company’s Securities and Exchange Commission filings. No assurance can be given that the credit agreement amendment on which the Redemption is conditioned will be consummated. Consummation of the credit agreement amendment is subject to numerous conditions and factors, many of which are beyond the Company’s control, including conditions prevailing in the capital markets, and economic, political and market factors. The Company does not undertake any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 6, 2013, among KAR Auction Services, Inc., KAR Holdings II, LLC and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2013	KAR Auction Services, Inc.

/s/ Rebecca C. Polak
Rebecca C. Polak
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 6, 2013, among KAR Auction Services, Inc., KAR Holdings II, LLC and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I therein